UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2004

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

Item 9.  Regulation FD Disclosure.

AirTran Holdings, Inc. issued a press release commenting on the ATSB's decision regarding United Air Lines' loan guarantee and on industry yield conditions. A copy of the press release dated June 28, 2004, is attached hereto as Exhibit 99 and incorporated herein by this reference.

The information contained in this Report, including the Exhibit, is furnished in accordance with general instruction B.2 of Form 8-K, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2004	AirTran Holdings, Inc. (Registrant) /s/ Richard P. Magurno Richard P. Magurno Senior Vice President, General Counsel and Secretary